Contacts:  Media:  James Mahoney                    Investor:   Thomas R. Rice
                   (617) 346-5472                               (617) 346-0148
                                                                T. Kevin Beatty
                                                                (617) 346-4963


                              FLEET FINANCIAL GROUP
               OPERATING EARNINGS RISE 10 PERCENT TO $367 MILLION

     Boston, Massachusetts, April 15, 1998: Fleet Financial Group, Inc. (FLT-NYSE) today reported operating earnings of $367 million, or $1.21 per diluted share, for the first quarter of 1998, a 10% increase compared with $334 million, or $1.10 per diluted share, earned in the first quarter of 1997. Return on assets and return on common equity for the first quarter of 1998 were 1.62% and 18.27%, respectively.

     During the quarter, the Corporation completed the acquisitions of The Quick & Reilly Group, Inc. and the consumer credit card operations of Advanta Corporation. Financial data for all prior periods has been restated to reflect the pooling of Fleet and Quick & Reilly. The financial results of Advanta, accounted for as a purchase, are included subsequent to February 20, 1998, the date of close. Net income for the first quarter of 1998, including the impact of merger-related charges relating to these acquisitions, was $323 million, or $1.06 per diluted share.

     Terrence Murray, Fleet's chairman and chief executive officer, commented on Fleet's accomplishments during the quarter, "With the acquisition of Quick & Reilly and Advanta's consumer credit card operations, Fleet materially advanced its capabilities in serving the increasingly sophisticated financial needs of our customers and communities. From a shareholder point of view, these businesses make an immediate contribution to Fleet's revenue growth and will accelerate earnings performance for the year."

     Eugene M. McQuade, vice chairman and chief financial officer, commented, "Noninterest income grew in excess of $80 million in the past twelve months, moving us toward our goal of bringing a better balance to the corporation's overall revenue mix. This growth reflects strong performances at both Quick & Reilly and Advanta, as well as our investment services business which had a 68% increase in assets under management over the past year."

     Asset quality continued to improve in all aspects of the Corporation's loan portfolio as nonperforming assets decreased nearly 50% in the past year to $373 million at the end of the first quarter. Net charge-offs and the provision for credit losses were both $92 million in the first quarter. The reserve for loan losses is $1.55 billion at March 31, 1998 and represents 2.39% of total loans and 441% of nonperforming loans.

Financial Highlights

     Net interest income totaled $938 million during the first quarter of 1998, an increase of $20 million from the first quarter of 1997. The increase is principally attributable to strong growth in Fleet's earning assets and increased loan fees. The Corporation reported a net interest margin of 4.75% which reflected the impact of lower-yielding assets acquired with both Advanta and Quick & Reilly.

     Noninterest income in the first quarter totaled $695 million, an increase of $82 million, or 13%, from the same period in 1997. Investment services revenue has increased 14% to $201 million in the first quarter driven by a strong equity market, a $33 billion growth in assets under management, partially attributable to the acquisition of Columbia Management late in 1997, and increased sales of mutual fund and annuity products. Capital markets revenue, excluding securities gains, climbed 50% to $87 million in comparison to the first quarter of 1997 as market-making revenue derived from the company's discount brokerage firm has nearly doubled, while venture capital revenue increased 67% to $30 million. Credit card revenue increased $42 million over the prior year's first quarter which is attributable to the Advanta acquisition.

     As a result of the sharply decreasing interest-rate environment, the Corporation's mortgage banking business experienced a strong acceleration in mortgage prepayments this quarter. To recognize this, the Corporation established a $75 million charge against the value of the investment in this business. Because of the anticipated volatility of this asset, the Corporation protects itself against a decrease to net income through various hedging strategies. As a result of these strategies, the Corporation was able to fully offset the impact of this charge through the recognition of $50 million in gains from the securities portfolio, which had a substantial increase in value in this interest rate environment, and $25 million of gains from the sales of mortgage servicing.

     Noninterest expense in the first quarter of 1998, excluding merger-related charges, totaled $924 million, an increase of only $20 million, or 2.2%, from the first quarter of 1997, despite the additions of Advanta and Columbia Management. Notable declines were realized in several categories, including employee compensation and occupancy expenses as the Corporation continues to tightly manage its expense levels.

     Total assets at March 31, 1998 were $97.7 billion, including total loans of $65.0 billion, compared with $91.0 billion of total assets and $62.6 billion of loans at December 31, 1997. Stockholders' equity amounted to $8.6 billion at March 31, 1998.

                              FLEET FINANCIAL GROUP
                              FINANCIAL HIGHLIGHTS

                                                     THREE MONTHS ENDED (a)

                                                  March 31,       March 31,
                                                    1998           1997

For the Period ($ in millions)
Net income - operating basis                      $   367        $   334
Total Revenue                                       1,633          1,531
Total Expense                                         924            904
Provision for credit losses                            92             65

Per Common Share
Basic earnings per share                          $  1.25        $  1.13
Diluted earnings per share                           1.21           1.10
Market value (period-end)                           85.06          57.13
Cash dividends declared                              0.49           0.45
Book value (period-end)                             27.91          23.74

At Quarter End ($ in billions)
Assets                                            $  97.7        $  85.8
Loans                                                65.0           60.1
Deposits                                             68.2           64.1
Total stockholders' equity                            8.6            7.5

Operating Ratios
Return on average assets                             1.62%          1.56%
Return on common equity                             18.27          19.17
Net interest margin                                  4.75           4.99
Efficiency ratio                                     56.6           59.1
Total equity/assets (period-end)                      8.8            8.7
Tier 1 risk-based capital ratio                       6.4            7.6
Total risk-based capital ratio                       10.4           11.2

Asset Quality ($ in millions)
Nonperforming assets                              $   373        $   704
Reserve for credit losses                           1,553          1,462
Nonperforming assets as a % of loans + OREO          0.57%          1.17%
Nonperforming assets as a % of total assets          0.38           0.82
Nonperforming loans to period-end loans              0.54           1.12
Reserve for credit losses to period-end loans        2.39           2.43
Reserve for credit losses to nonperforming loans      441            217
Net charge-offs/average loans                        0.60           0.61


(a) Excludes merger-related charges of $44 million  for the first quarter of 1998.
     Including merger-related charges, financial data and ratios were as follows:

Net Income                                       $    323
Total Expenses                                        997
Basic earnings per share                             1.09
Diluted earnings per share                           1.06
Return on average assets                             1.43%
Return on common equity                             16.00


                              FLEET FINANCIAL GROUP
                         CONSOLIDATED INCOME STATEMENTS
                                 ($ IN MILLIONS)


                                                               THREE MONTHS ENDED

                                                        March 31,   December 31,  March 31,
                                                          1998         1997         1997


Net interest income (FTE)                               $  938       $  944      $   918
Provision for credit losses                                 92           90           65
----------------------------------------------------------------------------------------
    Net interest income after provision                    846          854          853
----------------------------------------------------------------------------------------
Noninterest income:
    Investment services revenue                            201          188          176
    Banking fees and commissions                           178          176          175
    Capital markets revenue                                138           88           71
    Processing-related revenue                              59          101          142
    Credit card revenue                                     56           17           14
    Other                                                   63           54           35
----------------------------------------------------------------------------------------
       Total noninterest income                            695          624          613
----------------------------------------------------------------------------------------
Noninterest expense:
    Employee compensation and benefits                     445          422          459
    Equipment                                               80           81           79
    Occupancy                                               74           74           77
    Intangible asset amortization                           51           44           41
    Other                                                  274          266          248
----------------------------------------------------------------------------------------
       Total noninterest expense                           924          887          904
----------------------------------------------------------------------------------------
Earnings before income taxes and merger-related charges    617          591          562
Income taxes and tax-equivalent adjustment                 250          235          228
----------------------------------------------------------------------------------------
Net income before merger-related charges                   367          356          334
Merger-related charges, net of tax                          44           22            -
----------------------------------------------------------------------------------------
Net income                                             $   323      $   334      $   334
----------------------------------------------------------------------------------------


Basic earnings per share, excluding merger-related
     charges                                           $  1.25       $ 1.25      $  1.13
Diluted earnings per share, excluding merger-related
     charges                                              1.21         1.21         1.10

Basic earnings per share                                  1.09         1.17         1.13
Diluted earnings per share                                1.06         1.13         1.10

                                                            FLEET FINANCIAL GROUP
                                                         CONSOLIDATED BALANCE SHEETS
                                                               ($ IN MILLIONS)

                                                    March 31,        December 31,           March 31,
                                                      1998             1997                   1997

ASSETS:
Cash and equivalents                         $      5,493           $      5,574           $    5,399
Securities                                         11,279                  9,362                8,557
Loans                                              64,986                 62,565               60,071
Reserve for credit losses                          (1,553)                (1,432)              (1,462)
Due from brokers/dealers                            3,567                  3,510                2,618
Mortgages held for resale                           2,416                  1,526                1,334
Other assets                                       11,499                  9,942                9,307
---------------------------------------------------------------------------------------------------------
Total assets                                 $     97,687           $     91,047           $   85,824
---------------------------------------------------------------------------------------------------------

LIABILITIES:
Deposits                                     $     68,165           $     63,735           $   64,139
Short-term borrowings                               8,238                  7,505                4,145
Due to brokers/dealers                              4,433                  4,316                3,080
Long-term debt                                      5,095                  4,500                4,617
Other liabilities                                   3,136                  2,539                2,371
---------------------------------------------------------------------------------------------------------
Total liabilities                                  89,067                 82,595               78,352
---------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred stock                                       691                    691                  869
Common stock                                        7,929                  7,761                6,603
---------------------------------------------------------------------------------------------------------
Total stockholders' equity                          8,620                  8,452                7,472
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $     97,687           $     91,047           $   85,824
---------------------------------------------------------------------------------------------------------


                                                                FLEET FINANCIAL GROUP
                                                          CONSOLIDATED AVERAGE BALANCE SHEETS
                                                                 ($ in millions)


                                                                  THREE MONTHS ENDED

                                               March 31, 1998        December 31, 1997        March 31, 1997


                                            Average                   Average                  Average
                                            Balance        Rate       Balance      Rate        Balance        Rate

ASSETS:
Securities                            $        10,051     6.56%     $    9,095      6.74%   $     8,580       6.67%
Loans                                          62,603     8.66          61,274      8.70         59,687       8.63
Mortgages held for resale                       1,637     7.25           1,305      7.56          1,686       7.59
Due from brokers/dealers                        3,749     5.13           3,510      4.25          2,618       4.36
Other earning assets                            1,025     4.99             685      4.24          1,735       5.28
-----------------------------------------------------------------------------------------------------------------------
   Total interest-earning assets               79,065     8.15%         75,869      8.20%        74,306       8.16%
Reserve for credit losses                      (1,466)    -             (1,430)     -            (1,488)      -
Other assets                                   14,235     -             13,077      -            14,200       -
-----------------------------------------------------------------------------------------------------------------------
Total Assets                          $        91,834     -         $   87,516      -       $    87,018       -
-----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Savings                             $        27,429     2.37%      $  27,206      2.31%   $    27,779       2.25%
  Time                                         21,167     5.31          19,746      5.27         20,716       5.13
-----------------------------------------------------------------------------------------------------------------------
   Total interest-bearing deposits             48,596     3.65          46,952      3.55         48,495       3.48

Short-term borrowings                           6,914     4.90           6,023      4.98          4,175       4.18
Due to brokers/dealers                          4,564     4.83           4,316      4.07          3,080       4.19
Long-term debt                                  4,853     7.31           4,341      7.43          5,003       7.18
-----------------------------------------------------------------------------------------------------------------------
  Total interest-bearing liabilities  $        64,927     4.14%     $   61,632      4.00%   $    60,753       3.87%

Net interest spread                                 -     4.01%              -      4.20%             -       4.29%

Demand deposits and other noninterest-
   bearing time deposits              $        15,844     -         $   15,700      -       $    16,196       -
Other liabilities                               2,501     -              2,385      -             2,464       -
-----------------------------------------------------------------------------------------------------------------------
Total liabilities                              83,272     -             79,717      -            79,413       -
Stockholders' equity                            8,562     -              7,799      -             7,605       -
-----------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders'
   equity                             $        91,834     -         $   87,516      -       $    87,018       -
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                                       4.75%                     4.95%                     4.99%
